N-CSR Item 10 - Exhibits: Certifications EX-99.906CERT

                          SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C.ss. 1350, the undersigned officers of Vision Group of Funds on behalf of Vision Institutional Limited Duration Government Fund, Vision Institutional Prime Money Market Fund, Vision Intermediate Term Bond Fund, Vision International Equity Fund, Vision Large Cap Core Fund, Vision Large Cap Growth Fund, Vision Large Cap Value Fund, Vision Managed Allocation Fund-Aggressive Growth, Vision Managed Allocation Fund-Conservative Growth, Vision Managed Allocation Fund-Moderate Growth, Vision Mid-Cap Stock Fund, Vision Money Market Fund, Vision New York Municipal Income Fund, Vision New York Tax-Free Money Market Fund, Vision Pennsylvania Municipal Income Fund, Vision Small Cap Stock Fund, Vision Treasury Money Market Fund, Vision U.S. Government Securities Fund (the "Registrant"), hereby certify, to the best of our knowledge, that the Registrant's Report on Form N-CSR for the period ended 4/30/03 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Dated: June 24, 2003

/s/ Charles L. Davis, Jr.

Title: President, Principal Executive Officer



Dated: June 24, 2003

/s/ Richard J. Thomas

Title: Treasurer, Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C.ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.